EXHIBIT 10.5.5

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of November 27, 2012 is entered into by and between COLE TAYLOR BANK (the “Additional Lender”) and the Agent (as hereinafter defined) pursuant to that certain Second Amended and Restated Loan and Security Agreement, dated as of September 26, 2012 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Loan Agreement”), among CONN’S, INC., a Delaware corporation (the “Parent”), CONN APPLIANCES, INC., a Texas corporation (“CAI”), CONN CREDIT I, LP, a Texas limited partnership (“CCI”), CONN CREDIT CORPORATION, INC., a Texas corporation (“CCCI”, together with CAI and CCI, individually, a “Borrower” and collectively, the “Borrowers”), each lender from time to time party thereto (the “Existing Lenders” and together with the Additional Lender, the “Lenders”), BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, the “Agent”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION and UNION BANK, N.A., as Co-Syndication Agents, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and J.P. MORGAN SECURITIES LLC, as Joint Book Runners and Co-Lead Arrangers for the Lenders, and REGIONS BUSINESS CAPITAL, a division of REGIONS BANK, COMPASS BANK and CAPITAL ONE, N.A. as Co-Documentation Agents for the Lenders.  Capitalized terms not otherwise defined herein are defined in the Loan Agreement.

The Additional Lender desires to become a Lender pursuant to the terms of the Loan Agreement.

Accordingly, the Additional Lender hereby agrees as follows with the Agent:

1.           The Additional Lender hereby acknowledges, agrees and confirms that, by its execution of this Agreement, from and after the date hereof the Additional Lender will be deemed to be a party to the Loan Agreement and a “Lender” for all purposes of the Loan Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender thereunder as fully as if it has executed the Loan Agreement and the other Loan Documents.  The Additional Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Agreement and in the Loan Documents which are binding upon the Lenders, including, without limitation all of the authorizations of the Lenders set forth in Section 12 of the Loan Agreement, as supplemented from time to time in accordance with the terms thereof.

2.           The Additional Lender agrees that, at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the purposes of this Agreement.

3.           Upon becoming a Lender under the Loan Documents, Additional Lender’s new interest under the Loan Documents shall be:

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Aggregate Amount of Revolver Commitment for all Lenders	Amount of Revolver Commitment for Additional Lender	Additional Lenders’ Percentage of Aggregate Amount of Revolver Commitment
$545,000,000	$20,000,000	3.6697247%

4.           The Additional Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) from and after the date hereof, it shall be bound by the provisions of the Loan Agreement and, to the extent of its Pro Rata share of the Revolver Commitments, shall have the rights and obligations of a Lender thereunder, and (iii) it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered pursuant to Section 10.1.2 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.  Notwithstanding anything to the contrary contained herein, the Additional Lender shall not be liable to any Agent Indemnitees pursuant to Section 12.6 of the Loan Agreement or otherwise for any claim arising out of or connected with any event, occurrence, or circumstance existing prior to the date hereof.

5.           Borrowers agree to pay to Additional Lender a closing fee in the amount of $_____ which fee shall be due and payable upon the full execution of this Agreement.

6.           This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.           This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

8.           This Agreement shall become effective upon the execution hereof by Agent, Additional Lender and the Borrowers. Notwithstanding the above, this Agreement shall be deemed to be effective upon the funding of Additional Lender by any portion of its Revolver Commitment under the Loan Documents.

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IN WITNESS WHEREOF, the Agent and the Additional Lender have caused this Agreement to be duly executed by its authorized officers, and the Borrower has caused the same to be accepted by their authorized officers, respectively, as of the day and year first above written.

COLE TAYLOR BANK
as Additional Lender

By:	/s/ Raphael Shin
Name:	Raphael Shin
Title:	Senior Vice President

[Signatures continue on the following page.]

Signature Page to Joinder Agreement

BANK OF AMERICA, N.A.,
as Agent

By:	/s/ Carlos Gil
Name:	Carlos Gil
Title:	Senior Vice President

Signature Page to Joinder Agreement

Consented to:

“BORROWER”

CONN APPLIANCES, INC.,
a Texas corporation

By:	/s/ Brian Taylor
Name:	Brian Taylor
Title:	Chief Financial Officer

CONN CREDIT I, LP,
a Texas limited partnership

By:	Conn Credit Corporation, Inc.,
a Texas corporation,
its sole general partner

	By:	/s/ Brian Taylor
	Name:	Brian Taylor
	Title:	Chief Financial Officer

CONN CREDIT CORPORATION, INC.,
a Texas corporation

By:	/s/ Brian Taylor
Name:	Brian Taylor
Title:	Chief Financial Officer

Signature Page to Joinder Agreement